EXHIBIT 5.1

OPINION OF ALICE A. WATERS, ATTORNEY AT LAW, REGARDING LEGALITY OF SECURITIES BEING REGISTERED

ALICE A. WATERS
ATTORNEY AT LAW
111 E. FRANKLIN STREET
WAXAHACHIE, TEXAS 75165
TELEPHONE (972) 938-9090
FACSIMILE (972) 937-8810

July 26, 2006

Zion Oil & Gas, Inc.
6510 Abrams Road
Suite 300
Dallas, Texas 75231

Re: Registration Statement on Form SB-2

Gentlemen:

I am acting as your counsel in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of up to 2,000,000 shares (the "Shares") of common stock, par value $.01 per share, of Zion Oil & Gas, Inc. (the "Company").

In connection with this filing, I have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to my satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as I have deemed material for the purposes of this opinion. In examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

Based upon the foregoing, I am of the opinion that, when registered and sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. I undertake no obligation to update the opinions expressed herein at any time after the date hereof. I have prepared this opinion letter for your use in connection with the filing of the Registration Statement.

I hereby consent to being named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorney who will pass upon legal matters in connection with the registration and issuance of the Shares, and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, however, I do not hereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended, or that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,
/s/ Alice A. Waters
Alice A. Waters